Exhibit 4.164

RECORDING REQUESTED BY

Nevada Geothermal Power East Brawley LLC

AND WHEN RECORDED RETURN TO:

Nevada Geothermal Power East Brawley LLC
c/o Nevada Geothermal Power, Inc.
Suite 840 – 1140 West Pender Street
Vancouver, BC V6E 4G1

SPACE ABOVE FOR RECORDER’s USE

Lands as identified in Exhibit A

The undersigned declare that this document does not grant, assign, transfer, convey or vest title to real property within the meaning of Section 11911 of the California Revenue and Taxation Code, and hence NO DOCUMENTARY TRANSFER TAX IS DUE.

The real property described herein is located in an unincorporated area of Imperial County, State of California.

QUITCLAIM DEED

THIS QUITCLAIM DEED is made and entered into as of the 31st day of May, 2011, by and between Iceland America Energy, Inc. a California Corporation (“Grantor”), and Nevada Geothermal Power East Brawley LLC, (“Grantee”).

For good and valuable consideration, the receipt of which is hereby acknowledged, Grantor hereby remises, releases and forever quitclaims, grants and conveys to Grantee and Grantee’s heirs, administrators, executors, representatives, successors and assigns, all of Grantor’s right, title and interest, if any, in, to and under those certain lands located in Imperial County, California, described in Exhibit A attached hereto and incorporated herein by this reference.

[SIGNATURE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed as of the date first written above.

GRANTOR:	Iceland America Energy, Inc.

	By:	Paul E. Wilson
	Its:	Chief Executive Officer

Exhibit A

A.P. Numbers:

038-060-001: 80 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
039-120-038: 138.28 Acres, surface access and a 25% interest in the subsurface rights for use in developing the geothermal resource
039-120-038: 9.45 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
039-130-020: 145.76 Acres, surface access and a 100% interest in the subsurface rights for use in developing the geothermal resource
041-030-001: 310.37 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
041-030-002: 310.37 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
041-030-004: 38.28 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-030-006: 160.2 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
041-030-009: 74.38 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
041-030-010: 160.2 Acres, surface access and a 100% interest in the subsurface rights for use in developing the geothermal resource
041-030-012: 100.2 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-030-020: 5.42 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
041-030-021: 49.12 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-030-022: 98 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-030-026: 24.48 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
041-030-027: 66.91 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
041-050-017: 18.65 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-050-018: 127.8 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-090-007: 93 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-090-009: 320 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-002: 65 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource

Exhibit A (continued)

041-100-004: 15.36 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-005: 68.58 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-006: 11.42 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-007: 89.7 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-010: 11.42 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-011: 102.16 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-011: 40 Acres, surface access and a 0% interest in the subsurface rights for use in developing the geothermal resource
041-100-014: 288.16 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-015: 5 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-016: 5.96 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-017: 108.16 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-019: 31 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-020: 34.04 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-021: 68.56 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-100-022: 38.49 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-005: 8.35 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-017: 40 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-018: 40 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-019: 92.47 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-022: 40 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-023: 5 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-027: 320 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource

Exhibit A (continued)

041-110-028: 115 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-033: 20 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-034: 20 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-035: 40 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-036: 30.3 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-037: 30.3 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-110-038: 40.4 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-140-020: 70.41 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-140-021: 14.41 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-150-007: 80 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-150-008: 47 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-150-009: 160 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-150-018: 345.44 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-150-020: 97.9 Acres, surface access and a 50% interest in the subsurface rights for use in developing the geothermal resource
041-150-021: 7 Acres, surface access and a 100% interest in the subsurface rights for use in developing the geothermal resource

Exhibit A (continued)

1. All that certain land situated in the unincorporated area of the County of Imperial, State of California described as follows:

The South half of Tract 37, Township 13 South, Range 16 East, S.B.M., in the County of Imperial, State of California, according to the plat thereof.

2. All that certain land situated in the unincorporated area of the County of Imperial, State of California described as follows:

Parcel 1: The West half of the Northwest quarter, and the Northwest quarter 0 f the Southwest quarter of Section 28, Township 13 South, Range 16 East, S.B.M., according to the United States Government Official Plat of Resurvey approved November 4, 1908 and on file in the United States Land Office.
Parcel 2: The East half of the Northwest quarter, and the Northwest quarter of the Northeast quarter of Section 28, Township 13 South, Range 16 East, S.B.M., according to the United States Government Official Plat of Resurvey approved November 4, 1908 and on file in the United States Land Office.
Parcel 3: Lots 1,4, 5 and that portion of Lot 12 and of the Southeast quarter of the Southeast quarter of Section 29, Township 13 South, Range 16 East, S.B.M. lying Northern of the prolongation Easterly of the Southerly line of Section 29, 627 feet North of the Southeast corner thereof, according to the United States Government Official Plat of Resurvey approved November 4, 1908 and on file in the United States Land Office.
Parcel 4: That portion of the Southeast quarter of the Southeast quarter of Section 20, Township 13 South, Range 16 East, S.B.M. according to the United States Government Official Plat of Resurvey approved November 4, 1908 and on file in the United States Land Office, lying South of the center line of the Magnolia Canal of the Imperial Irrigation District as located across said Southeast quarter of the Southeast quarter of Section 20 on May 27, 1939.
Parcel 5: That portion of the Southwest quarter of the Southwest quarter of Section 21 , Township 13 South, Range 16 East, S.B.M. according to the United States Government Official Plat of Resurvey approved November 4, 1908 and on file in the United States Land Office, lying South of the center line of the Magnolia Canal.
Parcel 6: That portion of Tract 44, Township 13 South, Range 16 East, S.B.M. according to the United States Government Official Plat of Resurvey approved November 4, 1908 and on file in the United States Land Office, lying South of the center line of the Magnolia Canal.
Parcel 7: That portion of the Southwest quarter of the Southwest quarter of Section 28, Township 13 South, Range 16 East, S.B.M. according to the United States Government Official Plat of Resurvey approved November 4, 1908 and on file in the United States Land Office, lying North of the center line of Oak Canal.

Exhibit A (continued)

Geothermal and surface rights located in Imperial County, California and described as follows:

Townships 13 and 14 South, Range 15 East, S.B.M.:

  Tract 133 as per plat of the United States Government Re-Survey approved November 4, 1908, on file in the U.S. Land Office at Los Angeles, California. EXCEPTING there from the South 214 feet thereof.

  That portion of Tract 158 as per Plat of the United States Government Re-Survey approved November 4, 1908 on file in the U.S. Land Office at Los Angeles, California, lying East of the Northerly extension of the West line of Tract 133 of said Township and Range and South of the Westerly extension of the North line of Tract 159 of said Township and Range. EXCEPTING there from the North 500 feet thereof.

Township 13 South, Ranges 15 and 16 East, S.B.M.:

  Tract 77 according to United States Government Official Plat of Re-Survey approved and filed in the U.S. Land Office at Los Angeles, California. EXCEPTING the West 33 feet of the North 50 feet.

Township 13 South, Range 16 East, S.B.M.:

  Section 19: Lots 6, 9, 12 and 13; NE ¼ SW ¼; NW ¼ SE ¼; portions of Lot 5; SE ¼ NW ¼; SW NE ¼; all lying South of the Mesquite Canal, according to United States Government Official of Re-Survey approved and filed in the U.S. Land Office at Los Angeles, California.

Township 13 South, Range 15 East, S.B.M.:

  Section 2: Lots 26 and 33; NW ¼ SE ¼ according to the United States Government Plat of Re-Survey approved November 4, 1908, and on file in the United States Land Office.
  EXCEPTING there from said Lot 33, that portion thereof lying South of the Mulberry Waste Canal, as said Waste Canal was located on February 7, 1939.

  Section 2: Lots 27 and 31 and the NE ¼ SW ¼ according to United States Government Official Plat of Re-Survey approved and filed in the U.S. Land Office at Los Angeles, California.

  Section 1: Lots 26 and 27, and a portion of the South Half according to United States Government Official Plat of Re-Survey approved and filed in the U.S. Land Office at Los Angeles, California.

Township 14 South, Range 15 East, S.B.M.:

  The North Half of Tract 149 according to United States Government Official Plat of Re-Survey approved and filed in the U.S. Land Office at Los Angeles, California.

Township 13 Range 16 East, West half.